Bees Free, Inc.
2101 Vista Parkway, Suite 4033
West Palm Beach, FL 33411

December 13, 2011

David W. Todhunter
41 Majestic Ave.
Lincroft, New Jersey

Re: Offer of At-Will Employment

Dear Mr. Todhunter:

We are pleased you have accepted our offer to be employed by BeesFree Inc.. (the “Company”) as its Chief Financial Officer. As Chief Financial Officer of the Company, you shall devote 100% of your working time, attention and energies to the Company with the workload and obligations customary for a Chief Financial Officer.

As Chief Financial Officer, your duties will consist of the following:

•
you will be responsible of all Bees Free's finance related issues, including the end-to-end processing of all Securities and Exchange Commission filings made by the Company, and any other tasks and responsibility you will be assigned to by the Chief Executive Officer;

•	you will be reporting to Bees Free's Chief Executive Officer, providing him with your feedback, assistance, competences and experience;

•	you will observe the highest ethical standards of business conduct in your dealings with the Bees Free’s stockholders, employees, consultants, customers and suppliers;

•	you will support the Chief Executive Officer in dealing with current and potential future Bees Free's stockholders and/or investors;

•	you will also be instrumental at later development stages of our project to raise additional funds to finance company growth, bringing in your long-term experience, relationships and reputation

Your Compensation package will be as follows:

1.
an annual gross compensation of $102,000 (your "Compensation") for the term December 16, 2011 to December 15, 2012, to be paid on a monthly basis, as earned in accordance with our customary payroll practice;

2.	200,000 restricted common stocks at Company’s founders shares conditions at the purchase price of $0,001/share, whereby you agree to return back to the Company, at the same purchase conditions:
a.	100,000 shares, if you leave the Company (or your employment is terminated by the Company for just cause) within the first 3 months of your employment;
b.	75,000 shares if you leave the Company (or your employment is terminated by the Company for just cause) within the first 6 months; or
c.	25,000 shares if you leave the Company (or your employment is terminated by the Company for just cause) within the first 12 months.

3.	100,000 options of a Company’s Performance based Stock Options Plan which will be soon be defined for key Company’s employees

In addition to your Compensation, you shall also be entitled to the reimbursement for all approved travel and lodging expenses related to your Employment, upon submission of related proofs of payment.

Upon acceptance of the terms of this agreement, your Employment will be effective as of December 16, 2011.

Termination

You may provide your resignation to the CEO of the Company with a minimum of one (1) month notice. You will be entitled to receive your compensation up to the end of the notice period.

The Company may terminate your employment with a minimum of one (1) month notice and you will be entitled to receive your compensation for such notice period.

Confidentiality

In the course of the Employment you and the Company (collectively the “Parties") may produce and/or acquire certain research data, technical processes, business plans, activities and services, trade secrets and patents, business and marketing strategies, methods of operation, other valuable information, confidential information and trade related information relating to the business and activities of the Company (the “Confidential Information”). Confidential Information does not include information, technical data or know-how which:

(i)	a Party can demonstrate it was already in his possession prior to or at the time of disclosure; or

(ii)	prior to or after the time of disclosure becomes part of the public knowledge or literature, as evidenced by documents which were generally published prior to such disclosure; or

(iii)	is required by a court order to be disclosed.

You agree that the Confidential Information is confidential and unique, and constitutes the exclusive property of the Company and shall not be divulged or disclosed in any form and to any person, firm, corporation or other entity, either directly or indirectly, whether or not for compensation.

[Signature page follows]

We look forward to your employment with the Company. The Company anticipates exciting times ahead filled with many challenges and opportunities. We are confident that you will make significant contributions to our future success.

Very truly yours, Mario Sforza Chief Executive Officer Bees Free, Inc.

Agreed to and accepted by the undersigned the 15th day of December 2011

_______________________
David W. Todhunter